SEVENTH AMENDMENT TO THE
ETF DISTRIBUTION AGREEMENT

This seventh amendment (the “Amendment “) to the ETF Distribution Agreement (the “Agreement”) dated as of August 28, 2017 by and between ETF Series Solutions, a Delaware statutory trust (the “Trust”), and Foreside Fund Services, LLC, a Delaware limited liability company (“Distributor”), is entered into as of May 11, 2021 (the “Effective Date”).

WHEREAS, Distributor and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement to reflect Fund updates; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

l. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4. This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

ETF SERIES SOLUTIONS	FORESIDE FUND SERVICES, LLC

By: /s/ Michael D. Barolsky	By: /s/ Mark A. Fairbanks
Name: Michael D. Barolsky	Name: Mark A. Fairbanks
Title: Vice President and Secretary	Title: Vice President

EXHIBIT A
May 11, 2021

Point Bridge GOP Stock Tracker ETF

American Customer Satisfaction ETF
Reverse Cap Weighted U.S. Large Cap ETF

Defiance Quantum ETF
Defiance Next Gen Connectivity ETF
Defiance Nasdaq Junior Biotechnology ETF
Defiance Next Gen SPAC Derived ETF
Defiance Next Gen H2 ETF
Defiance Next Gen Big Data ETF*
Defiance Hotel, Airline, and Cruise ETF*
Defiance Next Gen Altered Experience ETF*

* Fund had not commenced operations as of the date of this Exhibit A